STATE OF NEBRASKA

DEPARTMENT OF INSURANCE

AMENDED

CERTIFICATE OF AUTHORITY

AMERICAN LIFE & SECURITY CORP.

DOMICILED IN THE STATE OF ARIZONA

IS HEREBY AUTHORIZED AND LICENSED TO TRANSACT THE BUSINESS OF INSURANCE IN THE STATE OF NEBRASKA AS DESCRIBED BY THE FOLLOWING SUB-SECTION(S) OF SECTION 44-201 OF THE STATUTES OF NEBRASKA:

01 Life Insurance
04 Sickness and Accident Insurance

57750	Aug 3, 2011	Apr 30, 2012
NEBRASKA IDENTIFICATION NUMBER	**DATE ISSUED**	**DATE EXPIRES**

DEPARTMENT OF INSURANCE STATE OF NEBRASKA SEAL

SIGNED AT LINCOLN, NEBRASKA

Bruce R. Ramge

DIRECTOR OF INSURANCE